         [Letterhead of Warshaw Burstein Cohen Schlesinger & Kuh, LLP]

                                                                      , 2004
                                                        --------------

Biofield Corp.
Suite M
1025 North Nine Drive
Alpharetta, Georgia 30004

         Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have acted as counsel to Biofield Corp., a Delaware corporation (the
"Company"), in connection with the preparation of the Company's registration statement on Form SB-2 (Registration No. 333-_______), as amended (the
"Registration Statement"), with respect to the resale by the selling stockholders listed therein of up to an aggregate of (i) 6,645,000 shares (the
"Shares") of the Company's common stock, $.001 par value per share (the "Common
Stock"), (ii) 4,993,500 shares of Common Stock that may be issuable by the
Company pursuant to certain agreements with the selling stockholders (the
"Additional Shares"), and (iii) 1,163,850 shares of Common Stock issuable upon exercise of warrants (the "Warrants") that have previously been, or may be, granted to certain of the selling stockholders (the "Warrant Shares"), in accordance with the terms and conditions set forth in the final Registration
Statement.

         In the preparation of our opinion, we have examined (1) the Certificate of Incorporation of the Company, as amended to date, (2) the By-Laws of the
Company, in effect on the date hereof, (3) consents of the Company's Board of
Directors, as made available to us by officers of the Company, and (4) a certificate from an executive officer of the Company. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

         Based upon such examination, we are of the opinion that the (i) Shares are validly issued, fully-paid and nonassessable, (ii) Additional Shares, if and when issued, will be validly issued, fully-paid and nonassessable and (iii)
Warrant Shares, if and when issued upon exercise and surrender of the Warrants and the payment of the exercise price as provided therein, will be validly issued, fully-paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and the use of, and reference to, our name in the
Registration Statement under the caption "Legal Matters."

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the
Common Stock.

                                                Very truly yours,

                                                WARSHAW BURSTEIN COHEN
                                                SCHLESINGER & KUH, LLP

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